UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

AV Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-178789	33-1222799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East 68th Street, Suite 204
New York, NY 10065
(Address of principal executive offices) (zip code)

917-497-5523
 (Registrant's telephone number, including area code)

Merica Corp.
(Former name, if changed since last report.)

Copies to:
Darrin M. Ocasio, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2013, shareholders of AV Therapeutics, Inc. (formerly known as Merica Corp.) (the “Company”) approved by written consent an amendment to the Company’s certificate of incorporation to change the Company’s name from Merica Corp. to AV Therapeutics, Inc. The amendment was approved by shareholders owning an aggregate of 45,992,737 shares of common stock, representing 61.1% of the Company’s issued and outstanding shares of common stock

On December 19, 2013, the Company filed the certificate of amendment to change its name from Merica Corp. to AV Therapeutics, Inc. with the Secretary of State of Delaware. The market effective date for the name change will be December 27, 2013. In connection with the name change, the trading symbol of the Company’s common stock will change to AVTH.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV THERAPEUTICS, INC.

Dated: December 26, 2013	By:	/s/ Abraham Mittelman
Name: Abraham Mittelman
Title: Chief Executive Officer